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                            Translation from German


                                                                         INFO AG


                            AGREEMENT ON THE USE OF
                  DATA COMMUNICATION INSTALLATIONS OF INFO AG


Agreement number:                     96922



Parts of the Agreement:               Individual orders
                                      General terms and conditions of business
                                      Pricing and service agreement


                                      INFO AG
                                      Grasweg 62-66
                                      22303 Hamburg

                                      hereinafter referred to as the operator

and


                                      CYBERNET
                                      Internet-Dienstleistungen AG
                                      Stefan-George-Ring 19
                                      81929 Munich

                                      hereinafter referred to as the
                                      contracting party


are hereby concluding the following Agreement:

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Section 1 Purpose of the Agreement

1. The contracting party will be provided the service of data transportation and related services in a service network at locations with network nodes of the operator and its cooperation partners.

2. In order to render the service, the operator will be entitled to temporarily store data of the contracting party in network nodes or at locations of the contracting party, to transmit or receive them via lines or by radio there and to analyse them for maintenance purposes. The quantity of data traffic will be measured, and the results will be stored. The inventory data regarding the locations connected with the network provided by the contracting party will be processed and used for the purpose of rendering the service agreed upon. Data traffic and locations will be put in relation to each other and will be evaluated.

3. The network of the operator will be operated in rented lines of Deutsche Telekom AG. Unless contrary regulations have been established in this agreement and in the enclosed General terms and conditions of business, the respective general terms and conditions of business and other provisions of Deutsche Telekom AG shall apply.

4. The extent of the data transportation service depends on the arrangements made in the Pricing and service agreement.

5. The use of the services by third parties is only permitted after prior written consent of the operator, except for firms in which the contracting party holds majority participation.

6.  This agreement is an agreement of data processing by order pursuant to
    Section 11 of the Federal Data Protection Act. The statutory provisions of Communications Law in their respectively valid version, in particular the law on telecommunications systems shall apply as well as the correspondingly made regulations regarding data protection for enterprises which render telecommunication services (Enterprises Data Protection Regulations).

Section 2 Parts of the Agreement

Apart from this agreement itself, all individual orders, the enclosed General terms and conditions of business and the Pricing and service agreement shall be parts of this agreement.

Section 3 Term of the Agreement

1. This agreement starts with the provision of the first data connection on the part of the operator for the contracting party. The duration and the corresponding period of termination for the operator and for the contracting party shall be:

    duration        period of termination
    unlimited       1 month before the end of a month
    12 months       3 months before the expiry of the agreement
X   36 months       12 months before the expiry of the agreement
    60 months       12 months before the expiry of the agreement

2. If no due notice of termination of an agreement with definitely agreed duration is given, the agreement will be renewed implicitly for another 12 months respectively after the expiry of the agreement.

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3.  The duration of the agreement shall apply for all connections to the network independently of the date of provision of the individual connection to the network. The minimum duration for individual connections to the network shall be, however, three months, in the case of equipment especially installed for the customer (such as concentrators) six months.

4. If a definite duration of the agreement has been agreed upon, the conditions described in the Pricing and service agreement have been determined for the duration of the agreement.

5. Dates and time limits of service shall only be binding if the operator expressly confirms so in writing. Time limits of service start on the third day after the operator received the order.

6. In the case of termination, the agreement shall only expire when the operation of the last connection to the network has been discontinued.

7. Unless regulated otherwise, the raising of charges starts on the date a connection is provided.

8. The contracting party is engaged to make the installation of connections and equipment in its business premises possible. If the provision of a data connection is delayed due to reasons which are caused by the contracting party, the operator has the right to unilaterally define the connection as provided.

Section 4 Termination

1. The termination of individual connections to the network during the duration of the agreement is not possible. Excluded therefrom are:

a) changes in the location of the contracting party as long as the number of all connections to the network is not less than the number of connections indicated in the pricing and service agreement.

b) the discontinuation of locations. In this case, 50% of the basic charges and 50% of the minimum communication charges will be deducted from the contracting party after termination, and Deutsche Telekom AG will be charged the cancelled costs of supply lines for the remaining duration.

    The charge of the contractual penalty is cancelled if the abandoned location is replaced by a different, additional location.

c) the operator's change to permanent connections with higher speeds. Terminations resulting therefrom are even permissible if they result in a change of the total number of connections indicated in the Pricing and service agreement.

    For the exceptions defined under a) to c), a period of termination of one month before the end of a month shall be considered agreed upon.

2. The notice of termination has to be served upon the other party by registered letter.

Section 5 Extraordinary Termination

1. The contracting party has the right of extraordinary termination if the operator does not or cannot meet its service requirements specified in the agreement despite an appropriate grace period. In this case, no costs are incurred for the remaining duration.

2. The operator has the right of extraordinary termination if the contracting party acts grossly contrarily to the terms of the agreement, in particular if it is in default with the payment of the charges more than two months.

3. In the case of institution of composition proceedings or bankruptcy proceedings, the other party respectively has the right of extraordinary termination.
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Section 6 Guarantee

1. The operator guarantees that the data transportation service specified in the individual orders as well as in the enclosed General terms and conditions of business has the indicated properties.

     The operator engages itself to take any actions required in order to maintain the use pursuant to the agreement during the duration of the agreement.

2. The contracting party engages itself to report any troubles with the installations to the trouble department of the operator immediately in writing, by telephone or by telex.

     The operator does not take over any guarantee for damage that results from delayed report. Costs which are incurred due to delayed report of the troubles shall be borne by the contracting party.

3. The operator shall remedy any troubles with the provided installations as well as problems with the use of the services immediately as far as is possible under technical and business aspects.

     The operator does not take over any guarantee for problems which exceed the range of responsibilities of the operator (in particular the provision of lines by Deutsche Telekom AG).

     Unforeseeable events such as force majeure, industrial disputes, authority actions, loss of transfer means or energy, unforeseeable non-delivery on the part of the previous supplier as well as other troubles on which the operator does not have any influence shall release the operator from its obligation to render service in time as long as they continue. Time limits of service shall be extended by the duration of the trouble. If the trouble continues for more than four weeks, both parties may withdraw from the agreement. As far as that goes, the contracting party does not have any claim for damages.

     If the operator fails to fulfill its obligation pursuant to paragraph 1, 1/30 of the fixed monthly charges payable by the contracting party for the respective month for services which have a defect shall be cancelled for every calender day on which the due service has not been rendered, to start after a period of 24 hours after the report of the troubles in which the defect has continuously existed. Exceeding warranty claims shall be excluded.

4. The contracting party is engaged to reimburse the operator all expenditures after it reported troubles unless the trouble provably comes from the range of responsibilities of the operator. In particular expenditures for the remedy of troubles from the field of the terminal equipment of the contracting party or troubles which were caused due to negligent handling on the part of its employees or third parties ordered by it have to be reimbursed.

Section 7 Leasing of Equipment

1. The operator will, if applicable, lease one or several pieces of equipment (modems, concentrators etc.) to the contracting party for the use of the services of the operator. Said equipment remains the property of the operator. The contracting party is liable for its due handling during the time of the lease.

2. The contracting party will, at its own expenses, provide the required premises and electric energy for the installation, operation and maintenance of the equipment installed at the contracting party's place.


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3.   If special environment requirements (climate etc.) are made for equipment, they shall be established as enclosure of this agreement.

4. The contracting party shall ensure that the leased equipment is only used according to its purpose and not by unauthorized persons. It shall advise the operator of eventual theft, loss or access by third parties immediately so that the operator can arrange for any actions required to protect its rights as well as for blocking the services, if applicable. The contracting party shall bear all service charges incurred up to the discontinuation of the services.

     The contracting party shall ensure that, in the case of bankruptcy of the contracting party, the leased equipment is not included in the bankrupt's estate.

5. The contracting party engages itself to return any equipment leased to it to the operator after the services were discontinued.

Section 8 Reservation of Right of Modification

     The operator is entitled to unilateral service modifications, for example in order to realize technical innovations. The operator shall inform the contracting party of modifications of that kind in time and avoid disadvantages for the contracting party as far as is technically possible. The contracting party shall accept necessary installation work on the premises of the contracting party and shall not consider them a disadvantage. The contracting party will not be charged any costs of unilateral service modifications.

Section 9 Liability

1. The operator shall only be liable for damage of the contracting party which the operator caused grossly negligently or intentionally, with limitation to the higher of the following two amounts:
     DM 50,000.00
     or
     the value of the last three invoices (not including turnover tax); if less than three invoices have been made out, this sum shall apply.

2. As far as damage arose for the contracting party due to gross negligence or intention, the operator shall only be liable for the direct damage. Liability for indirect damage such as lost profits, missed savings or damage from third party's claims is expressly excluded. The operator shall not be liable for any damage which results from the breakdown of the public telecommunications systems.

Section 10 Freedom from Third Party's Rights

1. The operator guarantees for the area of the Federal Republic of Germany that the provided service network is free from third party's rights which may affect the contracting party's use as agreed upon.

2. The contracting party shall inform the operator immediately in writing if any claims due to the violation of property rights are put forth against it. The operator will indemnify the contracting party against claims made by the property right owners to the established liability limit (Section 9 Liability) and will, after prior written consent, reimburse the contracting party eventual costs of defence. Choosing the respective defence action is the privilege of the operator.







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3.   If the use agreed upon is affected by property rights of third parties, the operator is, to an extent which is tolerable for the contracting party, entitled to acquire licences according to its choice and at its own expenses or to change or exchange the service network and/or the data transportation service.

4. The contracting party may terminate the agreement without notice if the operator does not succeed in removing impairments, i.e. third party's rights pursuant to the rules of paragraph 2 and 3 within four weeks after getting informed.

     Exceeding claims due to impossibility or impairment of the agreed use by property rights of third parties shall be excluded.

Section 11 Data Protection

1. The operator engages itself to observe strict secrecy towards third parties including other contracting parties regarding all knowledge, documents or data which resulted from the mutual contractual relationship or may result therefrom in future and regarding the procedure and results thereof. This obligation will continue even after the agreement expired.

2.   The operator engages itself to observe data secrecy corresponding to
     Section 5 of the Federal Data Protection Act and to bind employees of the operator to data secrecy by contract. Person-related data of the contracting party will only be used and stored by the operator in order to carry out the tasks established in this agreement.

3. The operator engages itself to observe the principles of due data processing and to supervise the compliance therewith. It prepared a security concept with the required and suitable data protection measures in order to guarantee the provisions of data protection. In particular it took the measures required in order to meet the requirements pursuant to the enclosure of Section 9 of the Federal Data Protection Act. The operator provides for the compliance with the obligation to register pursuant to
     Section 32 of the Federal Data Protection Act and for the appointment of an expert and reliable Commissioner for Data Protection pursuant to Section 36 of the Federal Data Protection Act.

4. The operator engages itself to process and use the data of the contracting party only within this agreement and pursuant to the instructions of the contracting party corresponding to Section 11 of the Federal Data Protection Act. Any use for other purposes - including the operator's own purposes - is not permitted. Instructions exceeding this agreement must be in writing. Instructions made orally by authorized persons of the contracting party have to be confirmed in writing immediately. If the operator believes that an instruction of the contracting party violates the data protection provisions, it shall point this out to the contracting party. This obligation to point out shall not involve comprehensive legal examination.

5. The contracting party shall remain responsible for the compliance with the applicable data protection provisions regarding the processing of its data transferred in the network.

6. The operator engages itself to tolerate the examination of the compliance with data protection provisions regarding the data of the contracting party on its premises by the Commissioner for Data Protection of the contracting party.

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Section 12 Subcontractual Relationships

     The contracting party consents to the following:

1. that the data of the contracting party may be transferred beyond Germany via the European network of the group of the operator in particular cases. As far as the contracting party expressly wishes for connections with authorities beyond this network, its data are also transferred via other networks.

2. that the operator may order the other companies within its group to carry out network administration for the network of the operator as well as to establish the quantities of data traffic and process them.

3. that the operator uses other subcontractors for performing its obligations pursuant to the agreement (installation, maintenance and service), which subcontractors shall access the data of the contracting party for above purposes only.

4. that the operator will make data for said subcontractual relationships accessible pursuant to Section 14 a, par. 1 of the Telecommunications Systems Law. The operator engages other companies of the group and all other subcontractors involved to observe the secrecy of telecommunications pursuant to Section 10, par. 1 of the Telecommunications Systems Law as well as to comply with the provisions of the Enterprises Data Protection Regulations.

Section 13 Final Provisions

1. Any modifications and supplements must be in writing and signed by both parties.

2. If any provisions of this agreement should be or become ineffective, the effectiveness of the other provisions of the agreement shall not be affected thereby. An appropriate regulation shall take the place of the ineffective or unenforceable provision, which regulation comes, as far as legally permissible, closest to what the parties to the agreement intended.

3. The law of the Federal Republic of Germany shall apply. The place of jurisdiction shall be Hamburg.

4. The place of performance shall be the location of the network node used by the respective contracting party.

Hamburg, 29.7.96                       Munich, 11.7.96
place, date                            place, date

sgd.: illegible                        sgd.: A. Eder
INFO AG                                CYBERNET Internet-Dienstleistungen AG



--------------------------------------------------------------------------------
In my capacity as a public translator for the English language, duly commissioned and sworn by the President of the Regional Court I of Munich, I hereby certify that the foregoing is a true and complete English translation of the German document submitted to me.

Munich, Federal Republic of Germany
21 August 1998

/s/ Elisabeth Groner
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                            Translation from German

16 July 1998

INFO AG
to the managing board
to the attention of Klaus Olaf Zehle
Grasweg 62-66

22303 Hamburg

Agreement number: 96922, Termination of the Agreement

Dear Mr. Zehle,

Pursuant to the agreement concluded between INFO AG and Cybernet
Internet-Dienstleistungen AG on 29.07.96, Agreement number 96922 (INFO AG), Cybernet AG hereby gives due notice of termination of above agreement.

In order to be able to carry out the withdrawal from the agreement by common consent of both parties under technical and business aspects and without impairments for the respective customers, we are going to ask you for corresponding meetings the next couple of days.

The Agreement of Use concluded between Cybernet Internet-Dienstleistungen AG and INFO AG on 19.12.97 shall remain unaffected thereby. The next couple of weeks, we are going to present you the new technical solution for the services offered.

Yours faithfully

Cybernet
Internet-Dienstleistungen AG
the Managing Board

sgd.: A. Eder                          sgd.: A. Giacalone
Andreas Eder                           Alessandro Giacalone



--------------------------------------------------------------------------------
In my capacity as a public translator for the English language, duly commissioned and sworn by the President of the Regional Court I of Munich, I hereby certify that the foregoing is a true and complete English translation of the German document submitted to me.

Munich, Federal Republic of Germany
21 August 1998

/s/ ELISABETH GRONER